                                                                     Exhibit 3.8

                             OPERATING AGREEMENT
                                       OF
                                COAXIAL DSM LLC

     THIS OPERATING AGREEMENT OF COAXIAL DSM LLC, is entered into effective as of August 21, 1998, by and between Coaxial DSM LLC, a limited liability company organized pursuant to the Delaware Limited Liability Company Act (the "Company"), and D. Stevens McVoy, an individual resident of the State of Ohio, its sole member.

                                    RECITAL

     The parties desire to enter into this Agreement to form a limited liability company under the laws of the State of Delaware, to provide for the organization of the Company, the rights, obligations, and interests of the Member, and certain other matters.

                                   AGREEMENT

     In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows.

                                   SECTION 1

                                  DEFINITIONS
                                  -----------

     The following terms, as used in this Agreement, have the meanings set forth in this Section:

     "Act" means the Delaware Limited Liability Company Act.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "controls" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. The terms "controlled by" and "under common control with" have meanings corresponding to the meaning of "controls."

     "Agreement" means this Operating Agreement, as it may be amended, restated, modified, or supplemented from time to time in accordance with its terms.

     "Central" means Coaxial Communications of Central Ohio, Inc., an Ohio corporation, and its successors-in-interest.

     "Certificate" is the Certificate of Formation of Coaxial DSM LLC as filed with the Secretary of State of the State of Delaware, as the same may be amended from time to time.

     "Contribution Agreement" means the Contribution Agreement, dated as of June 30, 1998, between Central and Insight Communications Company, L.P. (which assigned its rights thereunder to Insight Holdings of Ohio, LLC), as amended by amendments thereto dated as of July 15, 1998 and August 21, 1998, and as it may hereafter be amended from time to time in accordance with its terms.

     "Discount Notes" means the Senior Discount Notes issued by Coaxial LLC and Coaxial Financing Corp., a Delaware corporation, concurrently with the Closing (as defined in the Contribution Agreement).

     "Manager" means any Manager selected by the Member, in his sole discretion.

     "Member" means D. Stevens McVoy and his successors-in-interest under this Agreement.

     "Person" means an individual, corporation, limited liability company, association, general partnership, limited partnership, limited liability partnership, joint venture, trust, estate, or other entity or organization.

     "Subordinated Debt" means all obligations arising under the Discount Notes and the LLC Mirror Notes (as defined in the offering memorandum for the Discount Notes) issued by the Company and Coaxial DJM LLC concurrently with the Closing (as defined in the Contribution Agreement), and every subsequent amendment, modification, restructuring, extension, renewal, or consolidation of any such obligations, and any obligation incurred in refinancing or replacement of or substitution for any such obligations.

                                   SECTION 2

                         THE COMPANY AND ITS BUSINESS
                         ----------------------------

     2.1  Formation.
          ---------

     The Company was formed on July 24, 1998, pursuant to the provisions of the Act. Except as provided in this Agreement, all rights, liabilities, and obligations among the Member, the Company, and other Persons, shall be as provided in the Act, and this Agreement shall be construed in accordance with the provisions of the Act. To the extent that the rights or obligations of the Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     2.2  Filing of Certificate of Limited Liability Company.
          --------------------------------------------------

     The Member has caused the Certificate to be filed with the Secretary of State of Delaware and shall cause the Certificate to be filed or recorded in any other public office where filing or recording is required or advisable. The Member shall do, and continue to do, all other things that

                                      -2-
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are required or advisable to maintain the Company as a limited liability company existing pursuant to the laws of the State of Delaware.

     2.3  Company Name.
          ------------

     The name of the Company shall be "Coaxial DSM LLC." The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Member deems appropriate or advisable. The Member shall file any assumed name certificates and similar filings, and any amendments thereto, that he considers appropriate or advisable.

     2.4  Term of the Company.
          -------------------

     The term of the Company commenced on the date of the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Company is dissolved and its affairs wound up in accordance with the Act and Article 8 of this Agreement.

     2.5  Purposes of the Company.
          -----------------------

             (a)  The purposes of the Company are:

                  (1) to acquire, own, hold, and dispose of shares of Central, or any assets or property acquired in exchange for any such shares, and to exercise all rights incident to such shares or other property or assets, and

                  (2) to do all lawful acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of the foregoing purpose, including incurring and maintaining those debt obligations to be incurred by the Company as part of the Subordinated Debt, as such debt obligations may hereafter be amended, modified, restructured, extended, renewed, or consolidated, and any obligations incurred in refinancing or replacement of or substitution for any such debt obligations, and performing its obligations and enforcing its rights under any agreement or other instrument, including any note or indenture, evidencing all or any part of such debt obligations or pursuant to which all or any part of such debt obligations exist or are outstanding.

             (b)  The Company shall have no purposes other than as specified in
Section 2.5(a).

     2.6  Authority of the Company.
          ------------------------

     The Company shall be empowered and authorized to do all lawful acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of its purposes.

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     2.7  Principal Office and Other Offices; Registered Agent.
          ----------------------------------------------------

     The address of the Company's registered office which is required to be maintained by the Company in the State of Delaware pursuant to Section 18-104 of the Act shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of the Company's registered agent at such address is The Corporation Trust Company. The Company may maintain any other offices at any other places that the Member deems advisable. The Company may, upon compliance with the applicable provisions of the Act, change its principal office or registered agent from time to time at the discretion of the Member.

     2.8  Foreign Qualification.
          ---------------------

     The Company shall take all necessary actions to be authorized to conduct business legally in all appropriate jurisdictions, including registration or qualification of the Company as a foreign limited liability company in those jurisdictions that provide for registration or qualification.

     2.9  Fiscal Year.
          -----------

     The fiscal year of the Company shall be the calendar year. The Company shall have the same fiscal year for income tax purposes and for financial accounting purposes.

                                   SECTION 3

                                COMPANY CAPITAL
                                ---------------

     3.1  Capital Contributions.
          ---------------------

     The Member shall contribute to the Company all of his shares of Central. The Member may make additional capital contributions to the Company as he deems appropriate.

     3.2  Disbursements.
          -------------

     The Company shall pay all costs and expenses of the Company business, as determined by the Member. The Company may set aside funds for any items that are proper Company purposes, as determined by the Member in his sole discretion.

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                                   SECTION 4

             CASH DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES
             -----------------------------------------------------

     4.1  Distributions.
          -------------

     All cash of the Company available for distribution shall be distributed to the Member at such times and in such amounts as the Member may determine in his sole discretion.

     4.2  Allocations of Profits and Losses.
          ---------------------------------

     All profits and losses of the Company shall be allocated to the Member.

                                   SECTION 5

                  RIGHTS AND POWERS OF THE MEMBER AND MANAGER
                  -------------------------------------------

     5.1  Management Rights Generally.
          ---------------------------

     The responsibility and control of the management and conduct of the Company's day-to-day activities and operations shall be vested in the Member.

     5.2  Delegation of Authority to Manager.
          ----------------------------------

     The Member may delegate to the Manager any of the powers, authority, and discretion of the Member under this Agreement so long as such delegation is expressly set forth in a management agreement between the Manager and the Company, signed on behalf of the Company by the Member. Notwithstanding the foregoing, and notwithstanding any contrary provision in any management agreement between the Manager and the Company, the Company shall not take, and no Manager shall have any authority to cause the Company to take, any of the following actions, without the written consent of the Member:

              (a) sell or issue any membership interest in the Company or any option, warrant, or other debt or equity interest convertible into any membership interest in the Company;

              (b) engage in any transaction with the Operating Company, Insight Holdings of Ohio, LLC, any successor to Insight Holdings of Ohio, LLC as manager or member of the Operating Company, any Manager, or any of their respective Affiliates;

              (c) engage in any business activity other than (i) the acquisition, ownership, holding, and disposition of shares of Central, and exercising all rights incident thereto, and (ii) the

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

performance of its obligations under any agreement or other instrument, including any note or indenture, evidencing all or any part of the Subordinated Debt or pursuant to which all or any part of the Subordinated Debt exists or is outstanding;

              (d) consent to any amendment to any provision of the Articles of Incorporation of Central or the Close Corporation Agreement of Central or consent to the termination of the Close Corporation Agreement of Central;

              (e) amend, alter, or repeal any provision of the Code of Regulations of Central;

              (f) purchase, redeem, or otherwise acquire any membership interest in the Company;

              (g)    merge or consolidate with or into any other Person;

              (h)    liquidate or dissolve;

              (i)    acquire, by purchase or lease, any assets;

              (j) sell, assign, transfer, or otherwise dispose of, or pledge, hypothecate, or otherwise encumber all or any part of its assets, except, with respect to shares of Central, as permitted by any agreement or other instrument pursuant to which all or any part of the Subordinated Debt exists or is outstanding;

              (k) incur or prepay, purchase, or redeem any indebtedness (including any Subordinated Debt);

              (l) agree to any reorganization, arrangement, or similar adjustment of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors;

              (m) enter into or amend any contract or other agreement, including any agreement with respect to the incurring or repayment, purchase, or redemption of any indebtedness (including any Subordinated Debt);

              (n) take any action that would cause Central's election to be treated as an "S corporation" under the Internal Revenue Code to be terminated or revoked; or

              (o) hire any employee or independent contractor or pay any compensation to any of its officers or directors.

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     5.3  Officers.
          --------

     The Member may appoint such officers, from time to time, as the Member deems necessary and advisable.

     5.4  Authority of the Member.
          -----------------------

     The Member shall have all powers necessary to manage and control the day-to-day activities and operations of the Company.

     5.5  Admission of Additional Members.
          -------------------------------

     The Member, in his discretion, may admit additional members to the Company on terms and conditions agreed to by the Member and the Person being admitted as an additional member.

     5.6  Limitation of Liability of the Member.
          -------------------------------------

     The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company; and the Member shall not be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being the Member, except and only to the extent as otherwise expressly required by law.

     5.7  Indemnification.
          ---------------

              (a) In any threatened, pending, or completed claim, action, suit, or proceeding to which the Member was or is a party or is threatened to be made a party by reason of his activities on behalf of the Company, the Company shall indemnify and hold harmless such Member against losses, damages, expenses (including attorneys' and accountants' fees), judgments, and amounts paid in settlement actually and reasonably incurred in connection with such claim, action, suit, or proceeding, except that the Member shall not be indemnified for actions constituting the improper receipt of personal benefits, willful misconduct, recklessness, or gross negligence with respect to the business of the Company; provided, however, that to the extent the Member has been successful on the merits or otherwise in defense of any action, suit, or proceeding to which he was or is a party or is threatened to be made a party by reason of the fact that he was or is a Member of the Company, or in defense of any claim, issue, or matter in connection therewith, the Company shall indemnify such Member and hold him harmless against the expenses (including attorneys' and accountants' fees) actually incurred by such Member in connection therewith.

              (b) Expenses (including attorneys' and accountants' fees) incurred in defending a civil or criminal claim, action, suit, or proceeding shall be paid by the Company in advance of the final disposition of the matter upon receipt of an undertaking by or on behalf of the Member to repay such amount if such Member is ultimately determined not to be entitled to indemnity.

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              (c)    For purposes of this Section 5.7, the termination of any
action, suit, or proceeding by judgment, order, settlement, or otherwise adverse to the Member shall not, of itself, create a presumption that the conduct of such Member constitutes willful misconduct, recklessness, or gross negligence with respect to the business of the Company.

                                   SECTION 6

                            PERMITTED TRANSACTIONS
                            ----------------------

     6.1  Other Businesses.
          ----------------

     The Member or any affiliate, agent, or representative of the Member, may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter created and whether or not competitive with or advanced by the business of the Company. The Company shall not have any rights in or to the income or profits derived therefrom.

     6.2  Transactions with the Company.
          -----------------------------

     The Company may, in the sole discretion of the Member, contract with any Person or Manager (including the Member or any Person affiliated with the Member or in which the Member may be interested) for the performance of any services which may reasonably be required to carry on the business of the Company, and any such Person dealing with the Company, whether as an independent contractor, agent, employee, or otherwise, may receive from others or from the Company profits, compensation, commissions, or other income incident to such dealings.

                                   SECTION 7

                ASSIGNMENT, TRANSFER, OR SALE OF INTERESTS IN
                ---------------------------------------------
                                  THE COMPANY
                                  -----------

     The Member may sell, assign, pledge, or otherwise encumber or transfer all or any part of his interest in the Company to any Person.

                                   SECTION 8

                  DISSOLUTION AND TERMINATION OF THE COMPANY
                  ------------------------------------------

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

     8.1  Events of Dissolution.
          ---------------------

     The Company shall dissolve upon the earlier to occur of:

           (a) an election to dissolve the Company made by the Member, subject to any restriction in any agreement to which the Company is a party (including any management agreement between the Manager and the Company); or

           (b) the happening of any event that, under the Act, causes the dissolution of a limited liability company.

     8.2  Actions on Dissolution.
          ----------------------

     Upon the dissolution of the Company, the Member shall act as liquidator to wind up the Company. The proceeds of liquidation shall be applied first to the payment of the debts and liabilities of the Company (including any loans to the Company made by the Member), the expenses of liquidation, and the establishment of any reserves that the liquidator deems necessary for potential or contingent liabilities of the Company. Remaining proceeds shall be distributed to the Member as provided in Section 4.1. Upon the dissolution and winding up of the Company, the liquidator shall file a certificate of cancellation with the Secretary of State of Delaware in accordance with Section 18-203 of the Act. Upon the completion of the distribution of Company assets and the proceeds of liquidation as provided in this Section 8.2, the Company shall be terminated.

                                   SECTION 9

                          BOOKS, RECORDS, AND RETURNS
                          ---------------------------

     9.1  Books of Account and Records.
          ----------------------------

     A copy of this Agreement and any other records required to be maintained by the Act shall be maintained at the principal office of the Company at the location specified in Section 2.7. All such books and records shall be available for inspection and copying by the Member or his duly authorized representatives during ordinary business hours. The Company shall keep accurate books and records of the operation of the Company which shall reflect all transactions, be appropriate and adequate for the Company's business and for carrying out the provisions of this Agreement.

     9.2  Deposit of Company Funds.
          ------------------------

     All revenues, assessments, loan proceeds, and other receipts of the Company will be maintained on deposit in interest-bearing and non-interest bearing accounts and other investments as the Member deems appropriate.

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                                  SECTION 10

                                 MISCELLANEOUS
                                 -------------

     10.1 Captions.
          --------

     All section or paragraph captions contained in this Agreement are for convenience only and shall not be deemed part of this Agreement.

     10.2 Pronouns, Singular and Plural Form.
          ----------------------------------

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter as the identity of the Person or Persons referred to may require, and all words shall include the singular or plural as the context or the identity of Persons may require.

     10.3 Further Action.
          --------------

     The parties shall execute and deliver all documents, provide all information, and take, or forbear from, all actions that may be necessary or appropriate to achieve the purposes of this Agreement.

     10.4 Entire Agreement.
          ----------------

     This Agreement contains the entire understanding among the parties and supersede any prior understandings and agreements between them regarding the subject matter of this Agreement.

     10.5 Agreement Binding.
          -----------------

     This Agreement shall be binding upon the successors and assigns of the parties.

     10.6 Severability.
          ------------

     If any provision or part of any provision of this Agreement shall be invalid or unenforceable in any respect, such provision or part of any provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provision of this Agreement.

     10.7 Counterparts.
          ------------

     This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.



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     10.8 Governing Law.
          -------------

     This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Delaware (without regard to the choice of law provisions thereof).

     10.9 No Third-Party Beneficiaries.
          ----------------------------

     This Agreement is not intended to, and shall not be construed to, create any right enforceable by any Person not a party hereto, including any creditor of the Company or of the Member.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.



                                /s/ D. Stevens McVoy
                                -----------------------------
                                D. Stevens McVoy


                                COAXIAL DSM LLC



                                By:/s/ D. Stevens McVoy
                                -----------------------------
                                    D. Stevens McVoy,
                                    its sole member

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